Exhibit 99.3

CASELLA WASTE SYSTEMS, INC. ANNOUNCES COMPLETION OF THE DIVESTITURE OF $134.1 MILLION OF NON-INTEGRATED RECYCLING ASSETS

Transaction drives both substantial debt reduction and simplifies the company’s operating platform.

RUTLAND, VERMONT (March 1, 2011) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, announced today that it has completed the sale of select non-integrated recycling assets to a new company formed by Pegasus Capital Advisors, L.P. and Intersection, LLC for $134.1 million in gross proceeds, including an estimated $3.7 million working capital adjustment.

Highlights include:

•                  Net cash proceeds of approximately $120.0 million to be used to repay Senior Secured Term Loan B borrowings.

•                  Transaction results in pro forma leverage of 4.0x, down 0.4x from the October 31, 2010 leverage of 4.4x, as calculated per Senior Secured Credit Agreement.

•                  The assets sold as part of this transaction contributed $14.0 million consolidated Adjusted EBITDA* for the twelve months ended October 31, 2010.

•                  The divested assets include the FCR recycling assets located outside the company’s core operating region of New York, Massachusetts, Vermont, New Hampshire, Maine and northern Pennsylvania, including 17 material recycling facilities, 1 transfer station and certain related intellectual property assets.

•                  Casella’s business strategy remains focused on providing integrated solid waste, recycling, and resource transformation solutions to its customers throughout the Northeastern U.S.

“A little over a year ago we laid out an ambitious plan to drive long-term shareholder value by selling non-integrated assets to reduce leverage and improve our balance sheet,” said John W. Casella, chairman and CEO of Casella Waste Systems.  “With the closing of this divestiture we have made substantial progress towards our debt reduction goals, and we are well positioned for the future with a stronger balance sheet and a solid operating platform.”

*Non-GAAP Financial Measures

For the twelve months ended October 31, 2010, the assets to be sold as part of this transaction contributed $14.0 million consolidated Adjusted EBITDA which can be reconciled to Net Income as follows, $10.3 million of Net Income plus $4.2 million of Depreciation and Amortization less ($0.5) million of Other (Income).

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, severance and reorganization charges, a goodwill impairment charge, an environmental remediation charge as well as development project charges (Adjusted EBITDA) which is a non-GAAP measure and can be reconciled to Net Income (Loss).

We present Adjusted EBITDA because we consider it to be an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of our results. Management uses this non-GAAP measure to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA to investors, in addition to corresponding income statement measures, provides investors the benefit of viewing our performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use a bank defined cash flow metric (Adjusted EBITDA with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the U.S. Adjusted EBITDA should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles in the U.S., and may be different from Adjusted EBITDA presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste, recycling and resource management services in the northeastern United States.  For further information, contact Ned Coletta, vice president of finance and investor relations at (802) 772-2239, or Ed Johnson, chief financial officer at (802) 772-2241, or visit the company’s website at http://www.casella.com.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as we “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the disposition and the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2010.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.